                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549





                                   FORM 8-K/A

                                 CURRENT REPORT





     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported): November 23, 1999
                                                         -----------------





                       NEW BRUNSWICK SCIENTIFIC CO., INC.
                       ----------------------------------
             (Exact name of registrant as specified in its charter)




         New Jersey                                      22-1630072
         ----------                                      ----------
  (State of Incorporation)                 (IRS Employer Identification Number)


                                     0-6994
                                     ------
                            (Commission File Number)


                   44 Talmadge Road, Edison, New Jersey 08818
                    (Address of Principal Executive Offices)

                  Registrant's Telephone Number: (732) 287-1200
                                                 --------------

Item 2.  Acquisition of Assets

         On November 23, 1999, New Brunswick Scientific Co., Inc. (the "Company") acquired all of the outstanding common stock of DJM Cryo-Research Limited and the net assets of DJM Fabrications, collectively DJM, a United Kingdom Corporation and Partnership under common control, respectively, located in Tollesbury, England.

         The purchase price consisted of (pound)3.5 million ($5.5 million) in cash and (pound)250,000 ($392,500) in term notes payable in annual installments over a five year period beginning in November 2003 with 6.00% interest. For accounting purposes the acquisition will be accounted for as a purchase.

         The source of the cash consideration paid for DJM was the Company's line of credit for acquisition purposes provided by First Union National Bank, payable in monthly installments of $52,513.08 with 8.14% fixed interest.

         The common stock of DJM Cryo-Research Limited was acquired from its two founding shareholders and their families and the net assets of DJM Fabrications were acquired from the aforementioned two founding shareholders who were also the partners of DJM Fabrications.

         The assets of DJM had been used by the sellers in the business of designing, developing and manufacturing ultra-low temperature freezers for laboratories with substantially all freezers being sold to the Company for many years. The Company intends to continue using DJM's assets in that business.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          (a) Financial Statements of DJM and Pro Forma financial information are filed as part of this report and are listed on page F-1, Index to Combined Financial Statements and Pro Forma Financial Information.

          (b) Exhibits: Purchase Agreement and Cross Option Agreement related to the acquisition of DJM are incorporated herein by reference to the exhibits contained in Registrant's Report on Form 8-K filed on December 8, 1999.

              Exhibit 23      Independent Auditors Consent

                                   Signatures



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Date:  February 4, 2000

         REGISTRANT:                   New Brunswick Scientific Co., Inc.




                                           By:_______________________________
                                                  Samuel Eichenbaum
                                                  Vice President, Finance

               NEW BRUNSWICK SCIENTIFIC CO., INC. AND SUBSIDIARIES
                   Index to Financial Statements and Pro Forma
                              Financial Information

                                                                                            Page
                                                                                            Number
                                                                                            ------
A.     Combined Financial Statements of DJM Cryo Research Limited
          and DJM Fabrications (collectively, DJM Cryo Research Group):

              Report of the Auditors to the Directors of DJM Cryo Research
                 Limited                                                                      F-2

              Combined Profit and Loss Accounts for the years ended April 30,
                 1999 and 1998, and the six-month periods ended October 31,
                 1999 and 1998 (unaudited)                                                    F-3

              Combined Balance Sheets as of April 30, 1999 and 1998, and
                 October 31, 1999 (unaudited)                                                 F-4

              Combined Cash Flow Statements for the years ended April 30, 1999 and 1998, and the six-month periods ended October 31,
                 1999 and 1998 (unaudited)                                                    F-5

              Reconciliation of Movement in Net Assets for the years ended April
                 30, 1999 and 1998, and the six-month periods ended
                 October 31, 1999 and 1998 (unaudited)                                        F-6

              Notes to Combined Financial Statements                                          F-7


B.     Unaudited Pro Forma Condensed Combined Financial Information:

          Basis of Presentation                                                              F-15

          Unaudited Pro Forma Condensed Combined Balance Sheet as of
              September 30, 1999                                                             F-16

          Unaudited Pro Forma Condensed Combined Statement of Operations for the
              nine-month period ended September 30, 1999                                     F-17

          Unaudited Pro Forma Condensed Combined Statement of Operations for the
              year ended December 31, 1998                                                   F-18

          Notes to Unaudited Pro Forma Condensed Combined Financial Information              F-19

                                      F-1

Report of the auditors to the directors of DJM Cryo Research Limited



We have audited the accompanying combined balance sheets of DJM Cryo Research Group at 30 April 1999 and 30 April 1998, and the related combined profit and loss accounts, reconciliations of movements in net assets and cash flow statements for each of the years in the two-year period ended 30 April 1999. These combined financial statements are the responsibility of the management of DJM Cryo Research Group. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United Kingdom, which are substantially consistent with those of the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of DJM Cryo Research Group at 30 April 1999 and 30 April 1998, and the results of their operations and their cash flows for each of the years in the two-year period ended 30 April 1999, in conformity with generally accepted accounting principles in the United Kingdom.

Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States of America. Application of accounting principles generally accepted in the United States would have affected net income for the two years ended 30 April 1999 and net assets at 30 April 1999 and 30 April 1998, to the extent summarised in Note 16 to the combined financial statements.




KPMG
Chartered Accountants
Registered Auditors

Ipswich, England                                                 25 January 2000

DJM Cryo Research Group
Combined financial statements
Combined profit and loss account


                                                           Six months ended 31 October          Year ended 30 April
                                                                    1999          1998           1999          1998
                                                      Note       (pound)       (pound)        (pound)       (pound)
                                                             (unaudited)    (unaudited)

Turnover                                               1,2     1,137,877       863,234      1,947,314     1,792,510
Cost of sales                                                   (672,382)     (569,683)    (1,174,401)   (1,111,238)
                                                               ---------      --------     ----------    ----------
Gross profit                                                     465,495       293,551        772,913       681,272
Administrative expenses                                         (125,545)      (87,217)      (182,413)     (157,686)
                                                               ---------      --------     ----------    ----------
Operating profit                                                 339,950       206,334        590,500       523,586
Other interest receivable and similar income                          17            76          4,799         6,042
                                                               ---------      --------     ----------    ----------
Profit on ordinary activities before taxation            3       339,967       206,410        595,299       529,628
Tax on profit on ordinary activities                     6       (34,800)      (23,000)       (50,680)      (38,496)
                                                               ---------      --------     ----------    ----------
Profit on ordinary activities after taxation                     305,167       183,410        544,619       491,132
Dividends on equity shares                               7             -       (40,800)       (68,544)      (67,320)
Partners' appropriations                                 7       (86,757)      (95,047)      (301,052)     (135,627)
                                                               ---------      --------     ----------    ----------
Retained profit for the period                                   218,410        47,563        175,023       288,185
                                                               =========      ========     ==========    ==========

DJM Cryo Research Group
Combined financial statements
Combined balance sheet

                                                    Note                At 31 October                  At 30 April
                                                                                 1999          1999           1998
                                                                              (pound)       (pound)        (pound)
                                                                          (unaudited)
Fixed assets
Intangible assets                                      8                        3,000         3,833          5,833
Tangible assets                                        9                    1,014,022       929,371        788,488
                                                                            ---------     ---------      ---------
                                                                            1,017,022       933,204        794,321
                                                                            ---------     ---------      ---------
Current assets
Stocks                                                10                      155,000       157,465        124,341
Debtors                                               11                      418,184       187,421        315,225
Cash at bank and in hand                                                      366,707       519,222        349,452
                                                                            ---------     ---------      ---------
                                                                              939,891       864,108        789,018
Creditors: amounts falling due within one year        12                     (151,220)     (209,557)      (182,179)
                                                                            ---------     ---------      ---------
Net current assets                                                            788,671       654,551        606,839
                                                                            ---------     ---------      ---------
Total assets less current liabilities                                       1,805,693     1,587,755      1,401,160

Provisions for liabilities and charges                13                      (11,100)      (11,572)             -
                                                                            ---------     ---------      ---------
Net assets                                                                  1,794,593     1,576,183      1,401,160
                                                                            =========     =========      =========


These combined financial statements were approved on 25 January 2000 and were signed by:



John Minister

DJM Cryo Research Group
Combined financial statements
Combined cash flow statement

                                                              Six months ended 31 October         Year ended 30 April
                                                                  1999           1998              1999          1998
                                                               (pound)        (pound)           (pound)       (pound)
                                                            (unaudited)    (unaudited)
Reconciliation  of  operating  profit to net cash
  flow from operating activities
Operating profit                                               339,950        206,334           590,500       523,586
Depreciation and amortisation charges                           70,598         20,751            43,083        52,835
Loss on sale of fixed assets                                         -              -             5,688             -
(Increase)/decrease in stocks                                    2,465        (32,659)          (33,124)      (10,531)
(Increase)/decrease in debtors                                (230,763)        95,593           127,804      (129,341)
Increase/(decrease) in creditors                               (93,609)        17,481            27,072        44,195
                                                              --------       --------          --------      --------
Net cash inflow from operating activities                       88,641        307,500           761,023       480,744
                                                              ========       ========          ========      ========
Cash flow statement

Cash flow from operating  activities                            88,641        307,500           761,023       480,744

Returns on investments and servicing of finance                     17             76             4,799         5,607

Taxation                                                             -        (10,200)          (38,802)      (38,152)

Capital expenditure
Purchase of tangible fixed assets                             (154,416)       (45,686)         (210,154)     (160,679)
Sale of tangible fixed assets                                        -              -            22,500             -
                                                              --------       --------          --------      --------
                                                              (154,416)       (45,686)         (187,654)     (160,679)
Equity dividends paid and partners'
  appropriations                                               (86,757)      (135,847)         (369,596)     (202,947)
                                                              --------       --------          --------      --------
(Decrease)/increase in cash in the period                     (152,515)       115,843           169,770        84,573
                                                              ========       ========          ========      ========
Reconciliation of net cash flow
  to movement in net funds
(Decrease)/increase in cash in the period                     (152,515)       115,843           169,770        84,573
                                                              --------       --------          --------      --------
Movement in net funds in the period                           (152,515)       115,843           169,770        84,573
Net funds at the start of the period                           519,222        349,452           349,452       264,879
                                                              --------       --------          --------      --------
Net funds at the end of the period                             366,707        465,295           519,222       349,452
                                                              ========       ========          ========      ========

                                      F-5

DJM Cryo Research Group
Combined financial statements
Reconciliation of movements in net assets


                                                         Six months ended 31 October             Year ended 30 April
                                                                  1999          1998              1999          1998
                                                               (pound)       (pound)           (pound)       (pound)
                                                           (unaudited)   (unaudited)

Profit  for the period                                         305,167       183,410           544,619       491,132
Dividends                                                            -       (40,800)          (68,544)      (67,320)
Partners' appropriations                                       (86,757)      (95,047)         (301,052)     (135,627)
                                                             ---------     ---------         ---------     ---------

Addition to net assets                                         218,410        47,563           175,023       288,185
Opening net assets                                           1,576,183     1,401,160         1,401,160     1,112,975
                                                             ---------     ---------         ---------     ---------
Closing net assets                                           1,794,593     1,448,723         1,576,183     1,401,160
                                                             =========     =========         =========     =========

DJM Cryo Research Group
Combined financial statements
Notes
(forming part of the financial statements)



1  Accounting policies

The following accounting policies have been applied consistently in dealing with items which are considered material in relation to the combined financial statements.

Basis of preparation

The financial statements have been prepared in accordance with applicable UK accounting standards and under the historical cost accounting rules.

The combined financial statements include the financial statements of DJM Cryo Research Limited ('Company') and DJM Fabrications, a United Kingdom partnership ('Partnership') (together 'DJM Cryo Research Group' or 'Group'). The combined financial statements represent a combination of the financial statements of the Company and the Partnership. Adjustments have been made to eliminate trading and balances between the Company and the Partnership in order to present them as one entity. The combined financial statements are made up to 30 April.

The Company is subject to full taxation on its results. However, the Partnership is not liable for tax as the tax due on its profits is assessed on the partners individually, rather than the Partnership. As such, the combined financial statements do not reflect any tax on profits made by the Partnership.

The remuneration of the partners in the Partnership is received by way of drawings charged to each partner's current account rather than as salaries. These partnership drawings are reflected as an appropriation of profit in the combined financial statements, as opposed to an expense.

Intangible fixed assets and amortisation

Goodwill is being written off evenly over its estimated useful life. The directors estimate the useful life to be five years.

Fixed assets and depreciation

Depreciation is provided to write off the cost less the estimated residual value of tangible fixed assets on a reducing balance basis over their estimated useful economic lives as follows:

Plant and equipment        -        20% per annum

Motor vehicles             -        25% per annum

No depreciation is provided on freehold land. No depreciation is provided on freehold buildings as the directors consider that both the accumulated depreciation and annual charge are not material.

Stocks

Stocks are valued by the directors at the lower of cost and net realisable value.

Deferred Taxation

Deferred taxation is provided on the liability method to take account of timing differences between the treatment of certain items for accounts purposes and their treatment for tax purposes. Tax deferred or accelerated is accounted for in respect of all material timing differences to the extent that it is considered that a net liability may crystallise.

DJM Cryo Research Group
Combined financial statements
Notes (continued)

Turnover

Turnover represents the amounts (excluding value added tax) derived from the provision of goods and services to customers.


2  Analysis of turnover and profit on ordinary activities before taxation


All of the turnover and profit on ordinary activities before taxation for the two years ended 30 April 1999 arose from one activity, being the design, manufacturing, assembly and sales of ultra low temperature freezers.

For the year ended 30 April 1999, 40% of the Group's turnover related to exports (1998: 42%)


3  Profit on ordinary activities before taxation

                                                                                         1999               1998
                                                                                      (pound)            (pound)
Profit on ordinary activities before taxation is stated after charging

Auditors' remuneration:
    Audit                                                                                 890                860
    Other services - fees paid to the auditor                                           4,250              3,855
Depreciation and other amounts written off tangible fixed assets:
    Owned                                                                              41,083             50,835
Amortisation of goodwill                                                                2,000              2,000
Loss on sale of fixed assets                                                            5,688                  -
                                                                                       ======             ======

4  Remuneration of directors


No remuneration was paid to the directors of the Company during the two years ended 30 April 1999. The remuneration of the partners in the partnership is received by way of drawings charged to each partner's current account rather than as salaries. These are shown as partners' appropriations in note 7 below.

DJM Cryo Research Group
Combined financial statements
Notes (continued)

5  Staff numbers and costs


The average number of persons employed by the Group (including directors of the Company) during the year was as follows:

                                                                                              Number of employees
                                                                                            1999             1998
                                                                                              33               32
                                                                                         =======          =======

The aggregate payroll costs of these persons were as follows:

                                                                                            1999             1998
                                                                                         (pound)          (pound)
Wages and salaries                                                                       423,133          382,953
Social security costs                                                                     37,825           34,961
                                                                                         -------          -------
                                                                                         460,958          417,914
                                                                                         =======          =======

6  Taxation

                                                                                            1999             1998
                                                                                         (pound)          (pound)
UK corporation tax at 20% (1998:21%)                                                      39,108           38,496
Deferred taxation (note 13)                                                               11,572                -
                                                                                         -------          -------
                                                                                          50,680           38,496
                                                                                         =======          =======

7  Dividends and other appropriations

                                                                                            1999             1998
                                                                                         (pound)          (pound)
Dividends on equity shares                                                                68,544           67,320
Partners' appropriations                                                                 301,052          135,627
                                                                                         -------          -------
                                                                                         369,596          202,947

                                      F-9

DJM Cryo Research Group
Combined financial statements
Notes (continued)


8  Intangible fixed assets

                                                         Goodwill
                                                          (pound)
Cost
At beginning and end of year                               13,000
                                                           ------
Amortisation
At beginning of year                                        7,167
Charged in year                                             2,000
                                                           ------
At end of year                                              9,167
                                                           ------
Net book value
At 30 April 1999                                            3,833
                                                           ======
At 30 April 1998                                            5,833
                                                           ======

DJM Cryo Research Group
Combined financial statements
Notes (continued)


9  Tangible fixed assets

                                                     Land and            Plant and
                                                    buildings            machinery          Total
                                                      (pound)              (pound)         (pound)
Cost
At beginning of year                                  499,829              496,330        996,159
Additions                                              12,986              197,168        210,154
Disposals                                                   -              (39,325)       (39,325)
                                                      -------              -------      ---------
At end of year                                        512,815              654,173      1,166,988
                                                      -------              -------      ---------
Depreciation
At beginning of year                                        -              207,671        207,671
Charge for year                                             -               41,083         41,083
Disposals                                                   -              (11,137)       (11,137)
                                                      -------              -------      ---------
At end of year                                              -              237,617        237,617
                                                      -------              -------      ---------
Net book value
At 30 April 1999                                      512,815              416,556        929,371
                                                      =======              =======      =========
At 30 April 1998                                      499,829              288,659        788,488
                                                      =======              =======      =========


10  Stocks

                                                                         1999               1998
                                                                      (pound)            (pound)

Raw materials and consumables                                          95,747             80,805
Work in progress                                                       61,718             43,536
                                                                      -------            -------
                                                                      157,465            124,341
                                                                      =======            =======

                                      F-11

DJM Cryo Research Group
Combined financial statements
Notes (continued)

11  Debtors

                                                                   1999               1998
                                                                (pound)            (pound)
Trade debtors                                                   177,957            311,346
Other debtors                                                     9,464              3,879
                                                                -------            -------
                                                                187,421            315,225
                                                                =======            =======


12  Creditors: amounts falling due within one year

                                                                   1999               1998
                                                                (pound)            (pound)
Trade creditors                                                 144,995            118,672
Taxation and social security                                     18,459             20,002
UK corporation tax                                               21,972             21,666
Other creditors                                                  24,131             21,839
                                                                -------            -------
                                                                209,557            182,179
                                                                =======            =======

13  Provisions for liabilities and charges

                                                                                  Deferred
                                                                                  taxation
                                                                                   (pound)
At beginning of year                                                                     -
Charge for the year                                                                 11,572
                                                                                    ------
At end of year                                                                      11,572
                                                                                    ======

DJM Cryo Research Group
Combined financial statements
Notes (continued)



The amounts provided for deferred taxation and the amounts not provided are set out below:

                                                                   1999                           1998
                                                         Provided      Unprovided       Provided      Unprovided
                                                          (pound)         (pound)        (pound)         (pound)
Difference between accumulated depreciation and
  amortisation and capital allowances                     11,572               -              -           2,501
                                                          ------         -------         ------           -----
                                                          11,572               -              -           2,501
                                                          ======         =======         ======           =====

14  Commitments

There were no capital commitments or annual commitments under non-cancellable operating leases at 30 April 1999 (1998:(pound)nil)


15  Post balance sheet  events

On 22 November 1999 DJM Cryo Research Limited was acquired by NBS ULT Limited, a subsidiary of New Brunswick Scientific Inc. On 23 November 1999, DJM Cryo Research Limited acquired the trade and certain assets of DJM Fabrications.

16 Summary of differences between United Kingdom and United States Generally Accepted Accounting Principles

The Group prepares its combined accounts in accordance with generally accepted accounting principles in the United Kingdom (UK GAAP), which differ in certain material respects from US GAAP. The significant differences relate principally to the following items and the adjustments necessary to restate net income and net assets in accordance with US GAAP are shown below.

a) Deferred tax

Under UK GAAP provision is made for deferred taxation only when there is a reasonable probability that the liability will arise in the foreseeable future. US GAAP requires full provision for deferred income taxes under the liability method on all temporary differences and, if required, a valuation allowance is established to reduce gross deferred tax assets to the amount which is likely to be realised.

b)   Cash flows

The Cash Flow Statement is prepared in accordance with the UK Financial Reporting Standard No 1 Revised, Cash Flow Statements ('FRS 1 Revised') for UK GAAP reporting. Its objective and principles are similar to those set out in Statement of Financial Accounting Standards SFAS 95 'Statement of Cash Flows'. The principal difference between the standards is in respect of classification. Under FRS1 Revised, the Group presents its cash flows for: operating activities; returns on investments and servicing of finance; taxation; capital expenditure and financial investment; acquisitions and disposals; equity dividends paid; management of liquid resources; and financing. SFAS 95 requires only three categories of cash flow activity: operating; investing and financing.

DJM Cryo Research Group
Combined financial statements
Notes (continued)



Cash flows arising from taxation and returns on investments and servicing of finance under FRS1 Revised would be included as operating activities under SFAS
95. Dividend payments and partners' appropriations would be included as a financing activity under SFAS 95. Under FRS1 Revised, cash is defined as cash in hand and deposits repayable on demand, short term deposits which are readily convertible into known amounts of cash at or close to their carrying value are classified as liquid resources. SFAS 95 defines cash and cash equivalents as cash in hand and short term highly liquid investments with original maturities of three months or less.


The effect of applying these different accounting principles on net income is as follows:

                                                           Six months ended 31 October          Year ended 30 April
                                                                    1999          1998           1999          1998
                                                                 (pound)       (pound)        (pound)       (pound)
                                                             (unaudited)   (unaudited)
Net income as reported under UK GAAP                             305,167       183,410        544,619       491,132
US GAAP adjustments:
Deferred tax - full provision                                          -         1,251          2,501        (2,501)
                                                                 -------       -------        -------       -------
Net income under US GAAP                                         305,167       184,661        547,120       488,631
                                                                 =======       =======        =======       =======

The effect on net assets of applying the differences between UK GAAP and US GAAP is as follows:

                                                                       31 October 1999   30 April 1999   30 April 1998
                                                                               (pound)         (pound)         (pound)
                                                                           (unaudited)
Net assets as reported under UK GAAP                                        1,794,593       1,576,183       1,401,160
US GAAP adjustments:
Deferred tax - full provision                                                       -               -          (2,501)
                                                                            ---------       ---------       ---------
Net assets under US GAAP                                                    1,794,593       1,576,183       1,398,659
                                                                            =========       =========       =========

                                      F-14

               NEW BRUNSWICK SCIENTIFIC CO., INC. AND SUBSIDIARIES

          Unaudited Pro Forma Condensed Combined Financial Information

                              Basis of Presentation


On November 23, 1999, New Brunswick Scientific Co., Inc. (the Company) acquired all of the outstanding common stock of DJM Cryo Research Limited and the net assets of DJM Fabrications (collectively, "DJM Cryo Research Group"), a United Kingdom Corporation and Partnership under common control, respectively, located in Tollesbury, England (the Acquisition). The purchase price consisted of (pound)3.5 million ($5.5 million) in cash, and (pound)250,000 ($392,500) in term notes payable in annual installments over a five year period beginning in November 2003 with 6.00% interest. The source of the cash consideration paid was the Company's line of credit for acquisition purposes provided by First Union National Bank, payable in monthly installments of $52,513 with 8.14% fixed interest. The common stock of DJM Cryo-Research Limited was acquired from its two founding shareholders and their families, and the net assets of DJM Fabrications were acquired from the aforementioned two founding shareholders who were also the partners of DJM Fabrications.

The following presents certain unaudited pro forma condensed combined financial information of the Company as of September 30, 1999, and for the nine-month period ended September 30, 1999 and year ended December 31, 1998. The unaudited pro forma condensed combined balance sheet was prepared as if the Acquisition took place on September 30, 1999, and the unaudited pro forma condensed combined statements of operations were prepared as if the Acquisition took place on January 1, 1998. The financial statements give pro forma effect to (i) borrowings used to fund the Acquisition, and (ii) preliminary allocation of the purchase price based upon the fair value of the assets and liabilities acquired.

The unaudited pro forma condensed combined financial statements reflect pro forma adjustments that are based upon available information and certain assumptions that the Company believes are reasonable. The unaudited pro forma condensed combined financial statements do not purport to represent the Company's results of operations or financial position that would have resulted had the transactions to which pro forma effects are given been consummated as of the date or for the periods indicated. The Acquisition has been accounted for herein using the purchase method of accounting. The pro forma condensed combined financial statements reflect preliminary estimates of the allocation of the purchase price for the Acquisition which may be adjusted. Management does not expect such adjustments to be material.

The unaudited pro forma condensed combined financial statements and accompanying notes should be read in conjunction with the historical financial statements of the Company contained in its 1998 Annual Report and the historical financial statements of DJM Cryo Research Group contained herein.

               NEW BRUNSWICK SCIENTIFIC CO., INC. AND SUBSIDIARIES

              Unaudited Pro Forma Condensed Combined Balance Sheet

                               September 30, 1999

                                 (In Thousands)

                                                      New
                                                   Brunswick         DJM Cryo
                                                  Scientific         Research          Pro Forma            Pro Forma
                  Assets                         Co., Inc. (1)       Group (2)        adjustments           combined
                                                 -------------       ----------       -----------           ---------
Current assets:
    Cash and cash equivalents                         $ 2,049               845              --                  2,894
    Accounts receivable, net                           11,110               440              --                 11,550
    Inventories                                        15,506               318              --                 15,824
    Prepaid expenses and other                                                                                    --
       current assets                                   2,402                 8              --                  2,410
                                                      -------             -----          ------                 ------
                  Total current assets                 31,067             1,611              --                 32,678

Property, plant and equipment,
    net                                                 5,634             1,663            (943)(3)              6,841
                                                                                            487 (4)
Other assets                                            1,438                 5              --                  1,443
Goodwill                                                   --                --           3,883 (4)              3,883
                                                      -------             -----          ------                 ------
                                                      $38,139             3,279           3,427                 44,845
                                                      =======             =====          ======                 ======

   Liabilities and Shareholders' Equity

Current liabilities:
    Current installments of long-
       term debt                                      $    24                --              --                     24
    Accounts payable and
       accrued expenses                                 6,487               414             183 (5)              7,084
                                                      -------             -----          ------                 ------
                  Total current liabilities             6,511               414             183                  7,108

Long-term debt, net of current
    installments                                        1,693                --           6,091 (6)              7,784
Other liabilities                                         492                18              --                    510
                                                      -------             -----          ------                 ------
                  Total liabilities                     8,696               432           6,274                 15,402
                                                      -------             -----          ------                 ------
Shareholders' equity:
    Common stock and capital in
       excess of par                                   33,176                --              --                 33,176
    (Accumulated deficit) retained earnings            (1,747)            2,847            (943) (3)            (1,747)
                                                                                         (1,904) (7)
    Accumulated other comprehensive
       loss                                            (1,654)               --              --                 (1,654)
    Notes receivable from exercise of
       stock options                                     (332)               --              --                   (332)
                                                      -------             -----          ------                 ------
                  Total shareholders'
                     equity                            29,443             2,847          (2,847)                29,443
                                                      -------             -----          ------                 ------
                                                      $38,139             3,279           3,427                 44,845
                                                      =======             =====          ======                 =====


See accompanying notes to unaudited pro forma condensed combined financial information.

               NEW BRUNSWICK SCIENTIFIC CO., INC. AND SUBSIDIARIES

         Unaudited Pro Forma Condensed Combined Statement of Operations

                   Nine-month Period ended September 30, 1999

                    (In Thousands, Except Per Share Amounts)

                                                   New
                                                Brunswick          DJM Cryo
                                               Scientific          Research          Pro Forma         Pro Forma
                                              Co., Inc. (8)       Group (9)         adjustments        combined
                                              -------------       ---------         -----------        ---------
Net sales                                         $ 38,491             2,662            (2,551) (10)      38,602

Operating costs and expenses:
    Cost of sales                                   23,361             1,561            (2,551) (10)      22,408
                                                                                            37  (11)
    Selling, general and
       admininistrative expenses                    11,297               274               116  (12)      12,230
                                                                                           543  (13)
    Research, development and
       engineering expenses                          4,488                --                               4,488
                                                  --------             -----            ------            ------
             Total operating costs
                and expenses                        39,146             1,835            (1,855)           39,126
                                                  --------             -----            ------            ------
             Income (loss) from
                operations                            (655)              827              (696)             (524)

Other income (expense)                                 (13)                3              (365) (14)        (375)
                                                  --------             -----            ------            ------
             Income (loss) before
                income tax expense
                (benefit)                             (668)              830            (1,061)             (899)

Income tax expense (benefit)                           120                68              (104) (15)          84
                                                  --------             -----            ------            ------
             Net income (loss)                        (788)              762              (957)             (983)

Dividends and partners'
    appropriations                                      --               543              (543) (13)          --
                                                  --------             -----            ------            ------
             Retained profit (loss)
                for the period                    $   (788)              219              (414)             (983)
                                                  ========             =====            ======            ======
Basic (loss) per share                            $  (0.15)                                                (0.19)
Diluted (loss) per share                             (0.15)                                                (0.19)
                                                  ========                                                ======
Basic weighted average number of
    shares outstanding                               5,297                                                 5,297
                                                  ========                                                ======
Diluted weighted average number
    of shares outstanding                            5,297                                                 5,297
                                                  ========                                                ======

See accompanying notes to unaudited pro forma condensed combined financial information.

               NEW BRUNSWICK SCIENTIFIC CO., INC. AND SUBSIDIARIES

         Unaudited Pro Forma Condensed Combined Statement of Operations

                          Year ended December 31, 1998

                    (In Thousands, Except Per Share Amounts)

                                                     New
                                                  Brunswick          DJM Cryo
                                                  Scientific         Research          Pro Forma            Pro Forma
                                                Co., Inc. (8)        Group (9)        adjustments            combined
                                                -------------        ----------       -----------           ---------
Net sales                                            $46,495              3,006           (2,720) (10)         46,781

Operating costs and expenses:
    Cost of sales                                     28,242              1,792           (2,720) (10)         27,363
                                                                                              49  (11)
    Selling, general and administrative
       expenses                                       13,801                280              155  (12)         14,581
                                                                                             345  (13)
    Research, development and
       engineering expenses                            4,843                 --                                 4,843
                                                     -------              -----           ------               ------
                Total operating costs
                  and expenses                        46,886              2,072           (2,171)              46,787
                                                     -------              -----           ------               ------
                Income (loss) from
                  operations                            (391)               934             (549)                  (6)

Other income (expense)                                    27                  9             (487) (14)           (451)
                                                     -------              -----           ------               ------
                Net income (loss) before
                  income tax expense
                  (benefit)                             (364)               943           (1,036)                (457)

Income tax expense (benefit)                            (208)                79              (60) (15)           (189)
                                                     -------              -----           ------               -------
                Net income (loss)                       (156)               864             (976)                (268)

Dividends and partners'
    appropriations                                        --                345             (345) (13)             --
                                                     -------              -----           ------               ------
                Retained profit (loss)
                  for the period                     $  (156)               519             (631)                (268)
                                                     =======              =====           ======               ======
Basic (loss) per share                               $ (0.03)                                                   (0.06)
Diluted (loss) per share                               (0.03)                                                   (0.06)
                                                     =======                                                   ======
Basic weighted average number of
    shares outstanding                                 4,693                                                    4,693
                                                     =======                                                   ======
Diluted weighted average number
    of shares outstanding                              4,693                                                    4,693
                                                     =======                                                   ======

See accompanying notes to unaudited pro forma condensed combined financial information.

               NEW BRUNSWICK SCIENTIFIC CO., INC. AND SUBSIDIARIES

      Notes to Unaudited Pro Forma Condensed Combined Financial Information

          As of and for the Nine-month Period ended September 30, 1999 and the Year ended December 31, 1998

                                 (In Thousands)


       The unaudited pro forma condensed combined financial information has been adjusted for the items set forth below.

Balance Sheet

1. Represents the Company's historical balance sheet as of September 30, 1999.

2. Represents the historical combined balance sheet for DJM Cryo Research Group as of September 30, 1999 (See note 16).

3. To eliminate the assets of DJM Cryo Research Group that were not purchased by the Company.

4. The following reflects the preliminary allocation of the purchase price to the estimated fair value of the net assets acquired, based upon available information for the acquisition. These allocations may change based on the results of appraisals or other analyses.

     Purchase price, including transaction costs (using September
                 30, 1999 translation rate)                              $6,274
     Net assets acquired                                                 (1,904)
                                                                         ------
                           Subtotal                                       4,370

     Less: fair value adjustment for property, plant and equipment          487
                                                                         ------
     Excess of cost over fair value of net assets acquired (goodwill)    $3,883
                                                                         ======

5. Accrual for acquisition costs.

6. To reflect the borrowings to finance the acquisition (using September 30, 1999 translation rate) as follows:

     Bank loan                                                           $5,685
     Term notes                                                             406
                                                                         ------
     Total increase in long-term debt                                    $6,091
                                                                         ======

7. To reflect the elimination of historical shareholders' equity.

               NEW BRUNSWICK SCIENTIFIC CO., INC. AND SUBSIDIARIES

      Notes to Unaudited Pro Forma Condensed Combined Financial Information

          As of and for the Nine-month Period ended September 30, 1999 and the Year ended December 31, 1998

                                 (In Thousands)


Statements of Operations

8. Represents the Company's historical statement of operations for the nine-month period ended September 30, 1999 or year ended December 31, 1998.

9. Represents the historical combined statement of operations for DJM Cryo Research Group (See note 16).

10. Adjustment to eliminate DJM Cryo Research Group sales to the Company. No inventory purchased by the Company from DJM Cryo Research Group is in inventory at September 30, 1999 or December 31, 1998.

11. Adjustment to increase depreciation expense resulting from the fair value adjustment to property, plant and equipment, depreciated on a straight line basis over a period of 10 years.

12. Amortization expense for the excess of cost over fair value of net assets acquired. The excess cost over the fair value of net assets acquired (goodwill) is being amortized on a straight-line basis over its estimated useful life of 25 years.

13. To reclassify dividends and partners' appropriations to salary expense which is included in selling, general and administrative expenses.

14. Adjustment to reflect the increase in interest expense for the period associated with additional borrowings for the acquisition as follows:

                                                                        Nine
                                                                  month period ended           Year ended
                                                                  September 30, 1999       December 31, 1998
                                                                  ------------------       -----------------
            Line of credit borrowings (8.14% fixed rate)                 $347                     463
            Term notes (6.00% fixed rate)                                  18                      24
                                                                         ----                     ---
         Total increase in interest expense                              $365                     487
                                                                         ====                     ===

15. Adjustment to reflect the income tax effect of increased interest expense, depreciation and goodwill amortization, as well as combining the historical results of DJM Cryo Research Group with the pre-existing U.K operations of the Company. The combined effective rate of 31% for the nine month period ended September 30, 1999 and the year ended December 31, 1998, are consistent with the historical U.K. tax rate, as the amortization of goodwill and other proforma adjustments will be deductible for income tax purposes.

16. U.K. to U.S. Adjustments

The reconciliation of the unaudited condensed combined balance sheet of DJM Cryo Research Group as of September 30, 1999 prepared in accordance with U.K. generally accepted accounting principles (U.K. GAAP) to United States generally accepted accounting principles (U.S. GAAP) is as follows:

                                                           UK GAAP       Adjustments          US GAAP          US GAAP
                                                       U.K.(pound)       U.K.(pound)      U.K.(pound)       U.S. $ (a)
                                                       -----------       -----------      -----------       ----------
        ASSETS

Current assets:
        Cash and cash equivalents                              520                 0              520              845
        Accounts receivable, net                               271                 0              271              440
        Inventories                                            196                 0              196              318
        Prepaid expenses and other current assets                5                 0                5                8
                                                            ------           -------            -----            -----
Total current assets                                           992                 0              992            1,611
                                                            ------           -------            -----            -----
Property, plant and equipment, net                           1,024                 0            1,024            1,663
Intangible assets                                                3                 0                3                5
                                                            ------           -------            -----            -----
                                                             2,019                 0            2,019            3,279
                                                            ======           =======            =====            =====
        LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
        Accounts payable and accrued expenses                  254                 0              254              414
                                                            ------           -------            -----            -----
Total current liabilities                                      254                 0              254              414
                                                            ------           -------            -----            -----
Other liabilities                                               11                 0               11               18

Shareholders' equity:
        Retained earnings                                    1,754                 0            1,754            2,847
                                                            ------           -------            -----            -----
Total shareholders' equity                                   1,754                 0            1,754            2,847
                                                            ------           -------            -----            -----
                                                             2,019                 0            2,019            3,279
                                                            ======           =======            =====            =====

                                      F-21

The reconciliation of the unaudited condensed combined statements of operations of DJM Cryo Research Group for the nine-month period ended September 30, 1999 prepared in accordance with U.K. generally accepted accounting principles (U.K.
GAAP) to United States generally accepted accounting principles (U.S. GAAP) is as follows:

Nine month period ended September 30, 1999

                                                   UK GAAP          Adjustments            US GAAP            US GAAP
                                               U.K.(pound)          U.K.(pound)        U.K.(pound)          U.S. $ (a)
                                               -----------          -----------        -----------          ----------
Net sales                                            1,649                    0              1,649               2,662
                                                     -----             --------              -----               -----
Operating costs and expenses:
      Cost of sales                                    967                    0                967               1,561
      Selling, general and
         administrative expenses                       170                    0                170                 274
                                                     -----             --------              -----               -----
Total operating costs and expenses                   1,137                    0              1,137               1,835
                                                     -----             --------              -----               -----
Income from operations                                 512                    0                512                 827
                                                     -----             --------              -----               -----
Other income / (expense):
      Interest income                                    2                    0                  2                   3
                                                     -----             --------              -----               -----
Income before income tax expense                       514                    0                514                 830
Income tax expense                                      42                    0                 42                  68
                                                     -----             --------              -----               -----
Net income                                             472                    0                472                 762
Dividends and partners' appropriations                 336                    0                336                 543
                                                     -----             --------              -----               -----
Retained profit for the period                         136                    0                136                 219
                                                     =====             ========              =====               =====

                                      F-22

The reconciliation of the unaudited condensed combined statements of operations of DJM Cryo Research Group for the year ended December 31, 1998 prepared in accordance with U.K. generally accepted accounting principles (U.K. GAAP) to United States generally accepted accounting principles (U.S. GAAP) is as follows:

Year ended December 31, 1998

                                                    UK GAAP           Adjustments              US GAAP            US GAAP
                                                U.K.(pound)           U.K.(pound)          U.K.(pound)         U.S. $ (a)
                                                -----------           -----------          -----------         ----------
Net sales                                             1,814                     0                1,814              3,006
                                                      -----               -------                -----              -----
Operating costs and expenses:
      Cost of sales                                   1,081                     0                1,081              1,792
      Selling, general and administrative
         expenses                                       169                     0                  169                280
                                                      -----               -------                -----              -----
Total operating costs and expenses                    1,250                     0                1,250              2,072
                                                      -----               -------                -----              -----
Income from operations                                  564                     0                  564                934
                                                      -----               -------                -----              -----
Other income / (expense):
      Interest income                                     5                     0                    5                  9
                                                      -----               -------                -----              -----
Income before income tax expense                        569                     0                  569                943
Income tax expense                                       45                     3 (b)               48                 79
                                                      -----               -------                -----              -----
Net income                                              524                     3                  521                864
Dividends and partners' appropriations                  208                     0                  208                345
                                                      -----               -------                -----              -----
Retained profit for the period                          316                    (3)                 313                519
                                                      =====               ======                 =====              =====


(a) The unaudited condensed combined balance sheet and statements of operations of DJM Cryo Research Group are translated into U.S. dollars at rates in effect at the balance sheet date, except that revenues, costs and expenses are translated at average rates during each period presented.

(b)   Adjustment is to record a deferred tax provision in accordance with FAS
      109.

                                      F-23